News Release


Investor Contact:

Jack McHale, 215-986-6050
Jack.McHale@unisys.com


Media Contacts:
Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com


UNISYS ANNOUNCES PLAN FOR REVERSE STOCK SPLIT

COMPANY SAID IT INTENDS TO REGAIN COMPLIANCE WITH NYSE MINIMUM SHARE PRICE RULE

BLUE BELL, Pa., December 5, 2008 - Unisys Corporation (NYSE: UIS), a major worldwide provider of information services and solutions, announced today that its Board of Directors has approved a reverse stock split of the company's common stock. The reverse stock split, which is subject to stockholder approval, is one of a number of initiatives Unisys is pursuing to drive shareholder value and help the company regain compliance with New York Stock Exchange (NYSE) listing rules.

Unisys said that it was notified by the NYSE on December 4, 2008 that the company was not in compliance with the NYSE listing standard that requires a listed common stock to maintain a minimum average closing price of $1.00 per share over 30 consecutive trading days. Under NYSE rules, the company has six months from the date of the NYSE notice to cure this deficiency before the NYSE initiates suspension and delisting procedures. During this period, Unisys common stock will continue to be listed on the NYSE and will trade as usual, subject to the company's continued compliance with other NYSE listing standards.

The NYSE notification does not affect the company's business operations or its SEC reporting requirements, and has no impact under any of the company's credit agreements or other debt obligations.

Unisys said that it will notify the NYSE of the company's intention to take actions to cure this deficiency in accordance with NYSE rules.

The company plans to present to its shareholders a proposal to approve the reverse stock split at the annual stockholders' meeting in the first half of 2009. The time, date, location and other details regarding the stockholders' meeting and the proposal, including the reverse stock split ratio, will be communicated to stockholders at a later date via proxy material, which will be filed with, and subject to the review by, the SEC.

AVAILABILITY OF PROXY MATERIALS
Unisys encourages stockholders to read the proxy statement when it becomes available because it will contain important information relating to the meeting and the proposal. Stockholders may obtain a free copy of the proxy statement and other documents (when available) that the company files with the SEC at the SEC's website at www.sec.gov. When filed, the proxy statement and these other documents may also be obtained for free from the company by directing a request to Unisys Corporation, Unisys Way, Blue Bell, Pennsylvania 19424, Attention:
Investor Relations, or at www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, although the company intends to return to compliance with the NYSE's continued listing standards, there can be no assurance that the company will be able to do so, whether as a result of the company's inability to obtain stockholder approval for the reverse stock split or a further decline in the company's stock price. In addition, the failure of the company to remain in compliance with other NYSE listing standards could also result in a delisting of the company's common stock from the NYSE. Additional discussion of factors that could affect Unisys future results is contained in its periodic filings with the SEC. Unisys assumes no obligation to update any forward-looking statements. Also, Unisys reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. We provide consulting, systems integration, outsourcing and infrastructure services, combined with powerful enterprise server technology. We specialize in helping clients use information to create efficient, secure business operations that allow them to achieve their business goals. Our consultants and industry experts work with clients to understand their business challenges and create greater visibility into critical linkages throughout their operations. For more information, visit www.unisys.com .

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RELEASE NO.: 1205/8937
http://www.unisys.com/about__unisys/news_a_events/12058937.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.